EXHIBIT 10.8

                                     LEASE

     By this Lease, made in multiple copies the 19th day of March 1996, between CAP II, a New Mexico general partnership, hereinafter called "Landlord," and WALGREEN HASTINGS CO., a Nebraska corporation, hereinafter called "Tenant";

     Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, for the term commencing October 1, 1996, and continuing to and including September 30, 2056, subject to adjustment pursuant to Article 3 herein and subject to prior commencement and to prior termination as hereinafter provided, the premises to include both a building and other improvements and certain real estate located at the northwest corner of Central Avenue and Coors Road, in the City of Albuquerque, County of Bernalillo, State of New Mexico, the building to be erected and completed by Landlord to include not less than 118 feet of frontage facing Central Avenue and not less than 135 feet of depth, being an area containing approximately 15,930 square feet of first floor area (the "Building"), and together with all improvements, appurtenances, easements and privileges belonging thereto. All of the foregoing shall be as shown on the plan attached hereto and made a part hereof as Exhibit "A," and as legally described in Exhibit "B" attached hereto and made a part hereof and the Building, real estate and other improvements to be constructed thereon are hereinafter collectively referred to as the "Leased Premises."

(This Instrument Prepared by Elena Kraus, 200 Wilmot Road, Deerfield, Illinois 60015)

THE TERMS, COVENANTS AND CONDITIONS OF SAID LETTING ARE AS FOLLOWS:

USE

     1. Subject to Article 13 of this Lease and so long as Tenant shall operate in the Leased Premises, Tenant shall operate a store similar in nature to a majority of its other stores in the Albuquerque metropolitan area, with the right to sell such merchandise and provide such services, as Tenant may, from time to time, sell and provide in a majority of its other stores in the Albuquerque metropolitan area. Subject to the restrictions contained in the Declaration as defined in Section 7(b) below, nothing contained herein shall be construed so as to prohibit Tenant from expanding or eliminating any department(s) or from expanding or eliminating any line(s) of merchandise in the Leased Premises.

RENT

     2. Tenant shall pay rent for the Leased Premises, as follows:

     (a) A fixed rent of $26,121.75 per month, commencing on the Rent Commencement Date (as defined in Article 6 hereo@ and continuing thereafter for the remainder of the Term (as defined in Article 3[b] hereo@. Fixed rent shall be payable on the first day of each and every month in advance and shall be properly apportioned for any period less than a full calendar month.

     (b) If a sum equal to ----

     2.0% of the Gross Sales, as hereinbelow defined, except from the sale of food, alcoholic beverages and prescriptions,

     plus 1.0% of the Gross Sales fronlthe sale of alcoholic beverages,

     plus 0.5% of the Gross Sales from the sale of food and prescriptions made by Tenant in the operation of Tenant's store in the Leased Premises in any lease year (as defined in Section [c] of Article 3) shall exceed the total fixed rent for such lease year, then and in such event, and within forty-five (45) days after the end of each lease year, Tenant shall pay to Landlord the amount of such excess as additional percentage rent. However, in no event shall the total of fixed rent plus additional percentage rent (if any) payable by Tenant in any lease year exceed $626,922.00, which amount shall be proportionately decreased for any lease year that is not comprised of a full twelve (1 2) months. Within fortyfive (45) days after the end of each lease year Tenant shall furnish to Landlord a statement of the total amount of such Gross Sales for such lease year. The aforesaid amount(s) shall be proportionately adjusted in the case of a lease year of more or less than a full twelve (1 2) calendar months.

     (c) The term "Gross Sales" as used herein is defined as the total amount of all receipts, whether for cash or on credit (less returns and refunds) from sales of drugs, food, drinks, goods, wares and merchandise of every sort whatsoever, made by Tenant in the operation of Tenant's store on the Leased Premises, or made by any concessionaire on the Leased Premises. The following shall be specifically excluded from Gross Sales: receipts from sales of milk and all other non-alcoholic beverages; receipts from sales of tobacco products; receipts from the sale of prescription items pursuant to third party prescription plans, as defined below; receipts and commissions from the operation of public telephones; license and transaction fees received from the operation of automatic teller machines and any other electronic consumer service apparatus to the extent such fees do not exceed five percent (5%) of fixed rent paid in any lease year; credit card processing fees; intercorporate and interstore sales or transfers; sales of government bonds, savings stamps and other government securities; sales of postage stamps and ready stamped postcards and envelopes; sales of government lottery tickets; sales at a discount to employees; sales at a discount to doctors, dentists, hospitals, nurses, drug stores or wholesale drug or supply houses; accounts receivable written off as uncollectible. Tenant shall also have the right to deduct and exclude from Gross Sales a sum equal to any approximate amounts which may be paid by Tenant or which Tenant may add to or include in its selling prices of various articles by reason of any sales taxes, use taxes, retailers' occupation taxes, excise taxes at the retail level and the like, now or hereafter imposed and however entitled, and which are based upon the amounts of sales or the units of sales.

     Third party prescription plans shall be deemed to be those health benefit plans wherein all or any portion of the cost of pharmaceuticals and any other items obtained by a prescription are paid or reimbursed by an organization such as a governmental agency, an entity created by state or federal law, an insurance carrier, a health maintenance organization, a union, a trust or benefit organization or an employer or employer group pursuant to an agreement between Tenant and such organization.

     Tenant shall cause to be kept, in accordance with its customary accounting procedure, records of the Gross Sales made by Tenant in the operation of Tenant's store on the Leased Premises. Landlord and Landiord's duly authorized representative, at reasonable times during business hours, shall have access to such records at the place where the same are kept, for the purpose of inspecting and auditing the same, provided that any such inspection and audit be made by Landlord within six (6) months after the expiration of any lease year. If Landlord does not object in writing to any statement above mentioned within said time period, such statement shall be conclusive y presumed to be correct and final, and thereafter Tenant shall not be required to preserve the records from which such statement was compiled. Landlord agrees not to divulge to any person or entity information obtained by Landlord and Landlord's representative from such records or from the statements above mentioned, except to any mortgagee or prospective purchaser of the Leased Premises and except as may be necessary to enforce of Landlord's rights under this Lease. Nothing herein contained, however, shall be deemed to confer upon Landlord any interest in the business of Tenant on the Leased Premises.

     (d) Until further notice by Landlord to Tenant, rent checks shall be payable to and mailed to:

                    CAP II
                    c/o Peterson Properties
                    2325 San Pedro, N.E., Suite 2-A
                    Albuquerque, New Mexico 87110
                    Attention: James A. Peterson

INITIAL TERM, TERM, LEASE YEAR, OPTIONS

     3. (a) The initial term of this Lease shall commence on the date that Tenant accepts possession of the Leased Premises and shall continue to and include the day immediately preceding the date that the term of this Lease commences as below provided (the "Initial Term"). Tenant shall h.ave no obligation to pay rents or other charges during the Initial Term nor shall any of the same accrue; all rents and other charges specified in this Lease shall commence as of the date that the term commences, unless otherwise expressly provided herein.

     (b) The term shall commence on the Rent Commencement Date (as defined in Article 6) and shall continue for sixty (60) years thereafter (the "Term"); provided, however, that if the Rent Commencement Date be other than the first day of the calendar month, then the Term shall continue to and include the last day of the same calendar month of the sixtieth (60th) year thereafter.

     (c) The first lease year shall commence on the Rent Commencement Date and, if such date be on the first day of a calendar month, shall end twelve (12) months thereafter, or, if such date be other than the first day of the calendar month, shall end on the last day of the same calendar month of the first year thereafter, and each succeeding lease year shall be each succeeding twelve (12) month period.

     (d) Tenant shall have the right and option, at Tenant's election, to terminate this Lease effective as of the last day of the two hundred fortieth (240th) full calendar month of the Term, effective as of the last day of the three hundredth (300th) full calendar month of the Term, effective as of the last day of the three hundred sixtieth (360th) full calendar month of the Term, effective as of the last day of the four hundred twentieth (420th) full calendar month of the Term, effective as of the last day of the four hundred eightieth (480th) full calendar month of the Term, effective as of the last day of the five hundred fortieth (540th) full calendar month of the Term, effective as of the last day of the six hundredth (600th) full calendar month of the Term and effective as of the last day of the six hundred sixtieth (660th) full calendar month of the Term. If Tenant shall elect to exercise any such option, Tenant shall send notice thereof to Landlord, at least six (6) months prior to the date this Lease shall so terminate, but no notice shall be required to terminate this Lease upon the expiration of the Term.

DELIVERY OF POSSESSION

     4. (a) Landlord shall put Tenant into exclusive physical possession of the Leased Premises on or before October 1, 1996 or as soon as possible thereafter, and in any case not later than October 1, 1997, and at the same time deliver to Tenant a full set of keys to the Building, provided that if Landlord shall so put Tenant into possession between November 1 and January 1, then the Initial Term shall be extended by the period between the date of such possession and January 1. Landlord shall send written notice to Tenant, Aftention: Director of Construction, at least forty-five (45) days (but not more than sixty [60] days) before such possession is to be delivered. Such notice shall set forth the date of delivery of possession, which shall be on a Monday (unless such date is a legal holiday, in which case possession shall be delivered the next business day). Additionally, as a condition precedent to the delivery of possession of the Leased Premises to Tenant, Landlord shall send written notice to Tenant%vhich shall be certified by Landlord's architect, at least seven (7) but not more than twenty-one (21) days prior to the date of delivery of possession, which noiice shall confirm the date that possession shall be delivered and that the Led'sed Premises is (or in the architect's judgment will be as of the date of delivery of possession) substantially complete and ready for occupancy. If possession is not delivered by October 1, 1998, Tenant, in addition to Tenant's remedies at law, equity or under this Lease, may cancel this Lease by notice to Landlord. The Leased Premises upon delivery shall be in good condition and repair, free of Hazardous Substances (as defined below), and shall fully comply with all lawful requirements and shall be constructed in accordance with Article 5 hereof. Tenant shall have the right, without being deemed to have accepted possession, to enter upon the Leased Premises as soon hereafter as practical, to take measurements and install its fixtures and exterior signs (including, but not limited to, the installation of permanent and temporary signs), but such entry or the opening for business shall not constitute a waiver as to the condition of the Leased Premises or as to any work to be done or changes to be made by Landlord, or as to any other obligations of Landlord hereunder. If available from appropriate governmental authorities, Landlord shall secure from the appropriate governmental authority and provide to Tenant prior to the delivery of possession of the Leased Premises, a Certificate of Occupancy subject only to those items to be completed by Tenant.

     (b) (i) Landlord represents that other than as disclosed in that certain report dated March 5, 1996, prepared by Western Technologies, Inc. and entitled "Phase I Environmental Site Assessment and Limited Asbestos Sample, 101 Coors Boulevard, N.W., Albuquerque, New Mexico" (the "Report"), Landlord has no knowledge concerning any current or previous use of the land and/or Building comprising the Leased Premises which would lead a reasonable person to suspect that Hazardous Substances (as defined below) were deposited, stored, disposed of or placed upon, about or under the Leased Premises. The Report shall be certified to Tenant prior to delivery of possession of the Leased Premises. In order to make the foregoing representation, Landlord states that it has made due inquiry or investigation as appropriate. Landlord has provided to Tenant, at Landlord's sole cost and expense, a copy of the Report. In the event the Report discloses the existence of any Hazardous Substances in, on or under the Leased Premises, including, but not limited to, the existence of any underground storage tanks and/or petroleum or petroleum by-products, Landlord, at Landlord's sole cost and expense, prior to the date Landlord delivers possession of the Leased Premises to Tenant, as provided in Article 4, shall properly remove, and dispose of any such underground storage tanks and shall properly remove and dispose of any Hazardous Substances and/or petroleum or petroleum by-products. All such disposal and removal shall be conducted in accordance with all federal, state and local laws, ordinances, and rules or regulations, or other binding determinations of any federal, state, local, or other governmental entity exercising executive, legislative, judicial, regulatory, or administrative functions (whether now or hereafter existing). In the event of any such removal and disposal by Landlord hereunder, upon completion of the same the Leased Premises shall again be tested by the environmental engineer and/or contractor and the results delivered to Tenant; Landlord shall also deliver in such event all necessary governmental inspections and approvals with respect to the removal, remediation and disposal work. Tenant shall have no obligation to accept delivery of possession of the Leased Premises until Landlord has complied with the provisions of this Section; provided, however, that Tenant may, at Tenant's option, accept possession of the Leased Premises prior to the completion of any remediation if Landlord provides Tenant with final remediation plans and Tenant determines that the effectuation of said remediation will not adversely impact Tenant's full use and enjoyment of the Leased Premises.

     (ii) "Hazardous Substances" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated byphenyls, petroleum (including crude oil or any fraction or byproduct thereof, and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled or regulated by any Environmental Law.

     (iii) "Environmental Law" shall mean any federal, state, regional, county or local governmental statute, law, regulation, ordinance, order or code or any consent decree, judgment, permit, license, code, covenant, deed restriction, common law, or other requirement pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and ground water), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 1 1 001 ET SEQ., National Environmental Policy Act of 1975, 42 U.S.C. 300(@ et seq., and all amendments as well as any similar state or local statute or code and replacements of any of the same and rL4es, regulations, guidance documents and publications promulgated thereunder.

     (c) It shall be a condition precedent to the delivery of possession of the Leased Premises to Tenant that Landlord shall have first delivered to Tenant satisfactory evidence of Landlord's title together with each instrument, if any, required by Section (b) of Article 18. Tenant's acceptance of possession of the Leased Premises in the absence of full satisfaction of said condition precedent shall in no manner be deemed a waiver thereof or of any of the requirements of
Article 18.

     (d) Landlord shall, prior to the delivery of possession of the Leased Premises to Tenant, cause Landlord's architect to certify to Tenant the square foot floor area contained in the Building.

CONSTRUCTION BY LANDLORD

     5. (a) Before delivering possession of the Leased Premises to Tenant, Landlord shall obtain all required zoning and permits (other than Tenant's business licenses) for the construction and operation of the Leased Premises. Subject to the restrictions contained in the Declaration, the Building shall be of such exterior and structural design and character as is acceptable to Tenant and as will also meet Tenant's requirements for its permanent exterior signs, which may extend above the Building and shall be at locations and of a size permitted by appropriate governmental authorities and reasonably acceptable to Tenant. The Leased Premises and Building shall be erected and completed by Landlord, in accordance with the plans and specifications described below, and shall contain Tenant's specific requirements for the operation of Tenant's business, which requirements will include, among other things, the items and installations listed in the Criteria Specifications for SelfServe Walgreen Store prepared by Walgreen Co., revised July 1, 1995, and Criteria Plans, including the drawings referenced on Exhibit "C" attached hereto, heretofore delivered to Landlord and incorporated herein by reference and made a part hereof. All such work by Landlord shall be done by contractors selected by Landlord and acceptable to Tenant. Such work shall comply with the requirements of public authorities and shall be done in a first-class, good, and workmanlike manner, free and clear of all liens and encumbrances for labor and materials furnished to Landlord. Except as otherwise shown on Exhibit "A" or in the Plans, the Leased Premises shall contain no grade elevation changes in excess of five percent (5%); there shall be no steps or ramps (excepting ramps to serve the handicapped) in any exterior portion of the Leased Premises.

     (b) Within one (1) month after the execution and delivery of this Lease, Tenant shall furnish to Landlord a fixture plan and base sheets relative to the Building, so that Landlord may be enabled to prepare and furnish to Tenant plans and specifications covering Tenant's specific requirements. The plans (which shall be on mylar or vellum) and specifications (collectively the "Plans") prepared by Landlord shall be furnished to Tenant for Tenant's approval within forty-five (45) days after the execution and delivery of this Lease or the receipt of said fixture plan and base sheets from Tenant, whichever is later. All areas of design and engineering must be certified by and under the direct supervision of architects and engineers licensed and registered in the State of New Mexico. Tenant agrees to approve or reject said Plans, within thirty (30) days of Tenant's receipt thereof, and if not approved or rejected within said period, said Plans shall be deemed approved. In the event Tenant shall reject such Plans within the period provided above, Tenant shall return said Plans to Landlord indicating the items so rejected. Landlord shall then have thirty (30) days to resubmit the Plans to Tenant, and Tenant shall have thirty (30) days after resubmittal to approve or reject the same. If not approved or rejected within said period, said Plans shall be deemed approved; provided, however, that in no event shall the standards of quality of approved Plans, or of those deemed approved, be less than those required by the Criteria Plans and Criteria Specifications above described, which shall control. If said Plans are rejected after being resubmitted to Tenant, and the parties are unable to agree on approved Plans within thirty (30) days thereafter, then either party may cancel this Lease upon thirty (30) days written notice to the other. Any such cancellation notice shall be null and void if the plans are approved during the thirty (30) day notice period. After approval of Plans, Tenant, at Tenant's sole cost and expense, shall have the right to make changes, substitutions and eliminations in said Plans provided, however, that Tenant shall pay all costs and expenses on account of any such changes, substitutions and eliminations. In addition, Tenant shall be solely responsible for paying all costs and expenses for changes, substitutions and additional requirements in the Plans which deviate from the Criteria Plans dated July 1, 1995 and further detailed on Exhibit "C" attached hereto. Landlord and Tenant agree to cooperate with each other and to diligently and in good faith make all reasonable modifications to keep the cost of the Building and improvements as economical as is reasonably practicable.

     (c) As soon as the final Plans are available to Landlord from Architect after Tenant has returned the final set of Plans to Landlord stamped "approved as noted" pursuant to Section (b) of this Article but in any event prior to the delivery of possession of the Leased Premises to Tenant, Landlord shall provide to Tenant a mylar sepia of the final Plans prepared by Landlord as provided above.

     (d) All Plans shall be deemed to be owned by Tenant regardless of by whom prepared; Landlord shall take all actions as may be appropriate or necessary at any time and from time to time in order to evidence such ownership in Tenant. Such Plans may be used by Tenant in their approved form or as modified by Tenant in connection with any alteration or renovation of the Leased Premises. Landlord may use the Plans only in connection with a Walgreens Drug Store.

RENT COMMENCEMENT

     6. Tenant shall commence paying fixed rents pursuant to Article 2 hereof as of the date that is two (2) months after Landlord has completed all construction and has delivered possession as above provided (the "Rent Commencement Date"). The Rent Commencement Date shall be subject to extension equal to any delays occasioned by strikes, casualties, governmental restrictions, priorities or allocations, inability to obtain materials or labor, denial of licenses to operate a pharmacy and/or to conduct its business, any cause the fault of Landlord or other causes beyond Tenant's control. Anything to the contrary in this Lease notwithstanding, Tenant shall have no obligation to pay rent or other charges until Landlord has provided all of the information and instruments required by Article 18 of this Lease and after such event, Tenant shall remit to Landlord all monies withheld. Nothing contained in this Lease shall be construed to obligate Tenant to open for business nor to obligate Tenant (or its successors or assigns) to continue to operate its business in the Leased Premises.

PARKING

     7. (a) Subject to the provisions of the Declaration, during the Term of this Lease, Tenant, at Tenant's cost and expense, shall maintain the landscaping at the Leased Premises and maintain and repair the parking areas located within the Leased Premises. However, Tenant shall have no obligation to perform nor pay any costs in connection with the following: (i) any replacements of the landscaping, light poles, parking areas or other improvements thereon; (ii) any other item which under generally accepted accounting principles are classified as a capital expense; (iii) any repair for which the need for repair is a result of the acts or negligence of Landlord or its agents, employees or licensees;
(iv) any items for which Landlord is reimbursed by insurance, warranty or otherwise; (v) any item which Landlord's obligation under Article 5, 10, and/or 14 hereof; and (vi) any defects in the construction of the Leased Premises by
Landlord. The foregoing items (i) through (vi) shall remain Landlord's responsibility to perform. Except as may be provided to the contrary in the Declaration [defined in(b) below], the parking spaces located on the Leased Premises shall be for the exclusive use of Tenant and Tenant's customers, employees, invitees, successors, assigns and sublessees.

     (b) This Lease shall be subject to those certain documents described in paragraph 1 of Exhibit "D" and all rules, regulations and guidelines promulgated pursuant thereto (hereinafter collectively referred to as the "Declaration"). The Declaration provides for reciprocal ingress and egress rights over and across the parking areas of the Leased Premises and the adjoining property (as shown on Exhibit "A-1 " hereto) all as more particularly described in the Declaration. Tenant hereby agrees to comply with the provisions of the Declaration and any failure to comply with the provisions of the Declaration and all applicable documents shall constitute a default under the Lease. Landlord hereby agrees that it shall not enter into any agreement or modification of the Declaration which interferes with Tenant's use and enjoyment of the driveways located on the adjoining property and the Leased Premises without Tenant's prior written consent thereto. Landlord covenants that upon Tenant's request, Landlord will cooperate with Tenant who shall have the right to enforce all rights, covenants and agreements granted Landlord and Tenant pursuant to the Declaration at no cost to Landlord.

     (c) Tenant hereby indemnities and holds harmless Landlord from any claim, damage or liability arising out of Tenant's use of the ingress and egress rights provided for in the Declaration over the adjoining property or any violation of the provisions of the Declaration by Tenant.

     (d) Tenant shall be responsible for any maintenance or repairs of the adjoining property resulting from the use of the adjoining property by Tenant.

EXCLUSIVES

     8. (a) Landlord covenants and agrees that, during the Term and any extensions or renewals thereof and subject to the rights of any tenants on the Adjoining Property with valid leases in effect as of the date of this Lease, no additional property which Landlord, directly or indirectly, may now or hereafter own or control, which is contiguous to, or within five hundred (500) feet of any boundary of the Leased Premises, including the Adjoining Property, will be used for any one or combination of the following: (i) the operation of a drug store or a so-called prescription pharmacy or for any other purpose requiring a qualified pharmacist or other person authorized by law to dispense medicinal drugs, directly or indirectly, for a fee or remuneration of any kind; (ii) the sale of so called health and/or beauty aids and/or drug sundries; (iii) the operation of a business in which photofinishing services and/or photographic film are offered for sale; (iv) the operation of a business in which food items are sold for consumption off the premises (other than a restaurant selling take-out food items); (v) the operation of a business in which greeting cards or wrapping paper are offered for sale; and/or (vi) the operation of a business in which alcoholic beverages shall be sold for consumption off the premises. In the event that Tenant files suit against any party to enforce the foregoing restrictions, Landlord agrees to cooperate fully with Tenant in the prosecution of any such suit.

     Notwithstanding the foregoing, if Tenant closes its store to the public for six (6) months or more, then all of the foregoing exclusive use restrictions shall terminate, except in the event that Tenant discontinues business as a result of fire or other casually beyond Tenant's control so long as Tenant reopens its business within sixty (60) days after the Leased Premises have been restored or the cause for such discontinuance has ceased. In no event shall said restrictions terminate in the event that Tenant discontinues business and a permitted assignee or sublessee of Tenant commences business operations in the Leased Premises within six (6) months after taking possession of the Leased Premises, selling any such item or items so restricted as a material part of such assignee's or sublessee's business.

     (b) Except as may be provided in the Declaration, in the event that any action, claim or suit is brought by any party against Tenant alleging that Tenant's operations in the Leased Premises are in violation of any use restriction contained in any instrument executed by Landlord or recorded against the Leased Premises prior to the delivery of possession of the Leased Premises to Tenant and in the event that a court of competent jurisdiction shall hold that Tenant's operations in the Leased Premises are in violation of any use restriction, Tenant, at Tenant's option shall have the right to terminate this Lease upon thirty (30) days written notice thereof to Landlord.

UTILITIES

     9. Tenant shall pay when due all bills for water, trash removal, sewer rents, sewer charges, heat, gas and electricity and other utilities and services used in or serving the Building or the Leased Premises from the commencement of the Initial Term and until the expiration of the Term. The source of supply and vendor of each such commodity shall be the local public utility company or municipality commonly serving the area, provided that if more than one utility vendor serves the area Landlord shall cause the vendor selected by Tenant to serve the Leased Premises. Landlord shall furnish to said Building and to the Leased Premises at all times sufficient gas and water service lines, also sewer lines and sewer connections, all of the capacity initially specified by Tenant, and electric service lines of the voltage and amperage initially specified by Tenant, all connected to an adequate source of supply or disposal. In addition, Landlord shall furnish to said Building conduit for telephone lines of a capacity specified by Tenant. If Tenant shall require additional service line capacity of any of such utilities and if same are available on the Leased Premises, Tenant, at Tenant's expense, shall have the right to the use of the same.

REPAIRS, CONFORMITY WITH THE LAW

     10. (a) Except as provided below, Tenant, at Tenant's sole cost and expense, shall, (i) repair and replace heating and cooling equipment and doors and door equipment serving the Building, (ii) make plate glass replacements unless required by fault of Landlord or its agents, and (iii) make repairs to the interior of the Building. Tenant shall also palint the exterior of the Building and make minor repairs (i.e. patching) to the exterior. Landlord, at Landiord's sole cost and expense, shall maintain and make all repairs to the exterior and structural portions of the Building, roof, and all utility lines, including but not limited to sewers, sewer connections, pipes, ducts, wires and conduits leading to and from the Leased Premises and/or the Building. Landlord shall make all repairs required by the fault of Landlord or its agents, or by fire or other insured casualty (as provided in Paragraph 14 below unless Tenant, at Tenant's sole option, chooses to make repairs necessitated by casualty) or the elements. In the event that any Hazardous Substance or any underground storage tank is discovered at any time in, under or about the Leased Premises and/or the Building (unless introduced by Tenant, or Tenant's agents, employees or licensees acting within the scope of their respective agency, employment or license), Landlord shall, at Landiord's expense, remove and dispose of the same in the manner described in and provide all documentation required by Section (b) of Article 4. Landlord hereby indemnifies and saves and holds Tenant harmless from and against any liability, obligation, damage or cost, including, without limitation, attorneys'fees and costs, resulting directly or indirectly from the presence, removal or disposal of any such Hazardous Substance (unless introduced by Tenant, or Tenant's agents, employees or licensees acting within the scope of their respective agency, employment or license) or any underground storage tank. Tenant hereby indemnifies and saves and holds Landlord harmless from and against any liability, obligation, damage or cost, including, without limitation, attorneys'fees and costs, resulting directly or indirectly from the presence, removal or disposal of any such Hazardous Substance introduced on, in or under the Leased Premises by Tenant, or Tenant's agents, employees or licensees acting within the scope of their respective agency, employment or license. These indemnifications shall survive the termination or expiration of this Lease for any reason. The provisions of this Section shall be complied with as required from time to time.

     (b) If in an emergency situation, a repair to the Leased Premises and/or the Building which Landlord is obligated to perform is required, Tenant shall make all reasonable efforts to contact Landlord or Landlord's managing agent by telephone and/or facsimile to advise Landlord of the need for the repair. If after making reasonable efforts to contact Landlord, either Tenant is unable to contact Landlord or Landlord's managing agent, or Tenant succeeds in contacting Landlord or Landiord's managing agent and Landlord fails to undertake action to correct the emergency situation within one business day, Tenant may perform the repair, in such manner as Tenant deems reasonably necessary, on account of Landlord. Upon completion of the repair, Landlord shall be required to reimburse Tenant for the actual cost of the repair. Landlord's payment shall be due within thirty (30) days after receipt of Tenant's bill accompanied by reasonable evidence that Tenant has paid for the repair. In the event Landlord fails to make payment to Tenant for said repair within said thirty (3O) days, such failure shall be deemed a default under this Lease and Tenant shall have all remedies set forth in Article 17 and those available at law or in equity, provided however, Tenant shall not have the right to cancel this Lease as. a result of Landlord's failure to make such payment as herein provided.

     For the purpose of this Section, an emergency situation means a condition or state of facts which if not corrected would result in further damage to the Leased Premises, the Building or its contentsor which would prevent Tenant from conducting its business at the Leased Premises in a reasonable manner.

     (c) Tenant shall comply with all provisions of the Declaration and shall make all changes and installations necessary to comply with the valid requirements of public authorities regarding the conduct of Tenant's particular business in the Building and the Leased Premises. Except as required above, Landlord shall make all changes and/or installations and pay the cost, if any, of all inspections required to comply with valid requirements of public authorities as they apply to the Leased Premises or the Building.

SIGNS, TENANT'S FIXTURES

     11. (a) Subject to the provisions of the Declaration, Tenant may, at Tenant's sole cost and expense, install and operate interior and exterior electric and other signs, and in so doing shall comply with all lawful requirements. Subject to governmental regulations and any other restrictions which apply to the Leased Premises, including, without limitation, the Declaration, Tenant shall have the right to install mechanical equipment, including satellite dishes or other antennae for telecommunications affixed to the roof or other portions of the Building or other portions of the Leased Premises, but shall indemnify Landlord from any costs and expenses (including without limitation the costs for repairs and improvements) relating thereto. Subject to compliance with any and all lawful requirements or restrictions, Tenant may, at Tenant's option install within the Leased Premises pay telephones, automatic teller machines and other electronic consumer service apparatus.

     (b) Tenant shall at all times have the right to remove all fixtures, machinery, equipment, appurtenances and other property furnished or installed by Tenant or by Landlord at Tenant's expense, it being expressly understood and agreed that said property shall not become part of the Building or the Leased Premises but shall at all times be and remain the personal property of Tenant and shall not be subject to any Landlord's lien.

     (c) If permitted by applicable governmental rules and regulations and the Declaration Landlord shall, as soon as is possible after the date hereof, install a readerboard pylon sign foundation with conduit at the location shown on Exhibit "A," upon which Tenant may install its readerboard and sign panel. Such readerboard pylon sign shall be electrified by Landlord as soon as is practical thereafter. Tenant may install the same prior to the date that it accepts possession of the Leased Premises and such installation of said readerboard and sign panel shall be deemed neither acceptance of possession of the Leased Premises nor a waiver of any condition precedent to the delivery of possession of the Leased Premises.

ALTERATIONS

     12. (a) Subject to governmental rules and regulations and any restrictions which apply to the Leased Premises, including, without limitation, the Declaration, at any time and from time to time, Tenant, at Tenant's cost and expense, may make alterations and additions to the Building. Tenant shall obtain Landiord's consent, which shall not be unreasonably withheld or delayed, before making any structural changes to the Building. In compliance with the Declaration, Tenant may, without Landiord's consent, however, make changes to storefronts, partitions, floors, electric, plumbing and heating, ventilating and cooling systems or components thereof. Tenant,-at Tenant's sole cost and in compliance with the Declaration and any other applicable restrictions, and governmental requirements, if any, shall have the right to reconfigure or otherwise modify the parking areas on the Leased Premises (including without limitation, curb cuts, entrances and exits) as Tenant deems necessary or desirable. Landlord shall cooperate in securing necessary permits and approvals. Tenant shall not permit any mechanics' or other liens to stand against the Leased Premises for work or material furnished Tenant and shall indemnify Landlord from any costs or expenses relating to any repairs or alterations completed by Tenant.

     (b) Landlord covenants and agrees that Landlord shall not, without Tenant's written consent, make any alterations or additions to the Leased Premises, including, but not limited to, any modifications to the storefront, signband or fascia of the Building or to the Parking Areas. Landlord shall not permit any mechanics' or other liens to stand against the property for work or material furnished by or on behalf of Landlord and shall indemnify Tenant from any costs or expenses relating to any repairs or alterations completed by Landlord.

ASSIGNMENT AND SUBLETTING

     13. (a) At any time and from time to time, Tenant may discontinue the operation of its store in the Leased Premises and/or Building.

     (b) At any time and from time to time, Tenant's interest under this Lease may be assigned and re-assigned, without Landlord's consent, provided that any such assignment or reassignment be only to a corporation which is subsidiary to or affiliated with Tenant, or to a corporation resulting from any consolidation, reorganization or merger to which Tenant, or any of its subsidiaries, parent or affiliates, may be a party. At any time and from time to time, Tenant may also sublet or license or permit a portion or portions of the Building to be used for concessions, leased or licensed departments and demonstrations in connection with and as part of the operation of Tenant's store, the Gross Sales therefrom to be included in the Gross Sales of Tenant. Tenant shall deliver written notice to Landlord in the event of any assignment or subletting under this Section (b).

     (c) At any time and consent, Tenant may sublet a portion of the Leased Premises and/or Building, to any person, firm or corporation, other than a corporation described in Section (b) hereof, for any lawful purpose not in violation of the Declaration. In such case, the Gross Sales of such subtenant (but not the subrentals paid by such subtenant) shall be included in the Gross Sales of Tenant.

     (c) (i) At any time and from time to time, without Landlord's consent except as set forth below, Tenant may assign this Lease or Tenant may sublet all of the Leased Premises and/or Building to any person, firm or corporation, other than a corporation described in Section (b) above, for any lawful purpose. In the event of any subletting, Tenant shall pay to Landlord the rent provided in
Article 2 of this Lease. Tenant shall notify Landlord in writing of any proposed sublease or assignment, together with the name, address, phone number, any financial information regarding the proposed sublessee or assignee that Tenant may have in its possession, and the nature of the business of the proposed sublessee or assignee. Within forty-five (45) days after Landlord's receipt of Tenant's notice of a proposed assignee or sublessee, Landlord may terminate this Lease by written notice to Tenant. Such termination shall be effective as of the earlier of the following to occur: (x) thirty (30) days after Tenant closes its store on the Leased Premises, or (y) two (2) years after the date Landlord delivers the termination notice required by this Section In any event, Tenant shall deliver to Landlord at least ninety (90) days' prior written notice of the date on which possession of the Leased Premises will be delivered to Landlord. If Landlord so elects to terminate this Lease, neither party shall have any further or unaccrued obligation or liability to the other as of the termination date of the Lease. If Landlord fails to notify Tenant of termination within said forty-five (45) day period, such termination right shall be deemed waived but only as to such subletting or assignment. Notwithstanding the above, if such sublease or assignment is in connection with Tenant's sublease or assignment of three (3) or more of Tenant's other stores in the Albuquerque, New Mexico metropolitan area to a single or related entity, Landlord shall have no such right to terminate.

     (ii) In the event of a subletting pursuant to Section (c)(i) above, then at any time thereafter, Landlord may, by written notice to Tenant, terminate this Lease provided, however, Landlord shall concurrently with such termination agree to attorn to and be bound by the terms of any such sublease. Upon such termination, neither Landlord nor Tenant shall have any further or unaccrued obligation or liability to the other. Prior to such termination, Landlord shall reimburse Tenant the unamortized cost of any leasehold improvements made by Tenant to the Leased Premises in connection with said subletting, together with all third party out-of-pocket costs and all brokerage fees incurred by Tenant as a result of such subletting, prorated over the unexpired sublease term.

     (d) If Tenant shall cease the conduct of business on the Leased Premises for a continuous period in excess of six (6) months (except by reason of strikes, fire, casualty or other causes beyond reasonable control of Tenant, except by reason of repairs or remodeling and except by reason of assignment or subletting as above provided) and the Leased Premises remain continuously vacant during such period, Landlord shall have the right and option to terminate this Lease upon written notice to Tenant, effective on the last day of the next succeeding calendar month following receipt of such notice; provided, however, that if Tenant shall send written notice to Landlord of Tenant's intent to sublet the Leased Premises during such period when Landlord shall have the option, pursuant to this Section to terminate this Lease, Landlord shall have the right within thirty (30) days after receipt of such notice from Tenant to terminate this Lease upon written notice to Tenant effective on the last day of the next succeeding calendar month following Tenant's receipt of such notice and from and after such date, neither party shall have any liability or further obligation to the other under this Lease. If Landlord shall not so notify Tenant within thirty (30) days of receipt of Tenant's notice that Landlord has exercised its option to cancel this Lease, the termination options contained in this Section shall be void and of no further force and effect.

     (e) Notwithstanding any assignment of this Lease, Walgreen Hastings Co. shall not be released from liability. However, in the event of a default by any such assignee, Landlord shall give Walgreen Hastings Co. notice of such default, shall accept cure of such default by Walgreen Hastings Co. within thirty (30) days after such notice and shall permit Walgreen Hastings Co. to re-enter and repossess the Leased Premises for the then unelapsed portion of the Term of this Lease upon all of the provisions of this Lease.

CASUALTY

     14. (a) If the Building and/or Leased Premises and/or any improvements thereon shall be damaged or destroyed by fire or other casualty, then Landlord, shall repair and restore the Building and/or Leased Premises and/or any improvements thereon to their condition immediately prior to such damage or destruction; but only to the extent possible based upon the insurance proceeds available to Landlord, and the fixed rent and all other charges shall abate proportionately according to the extent of such damage or destruction. Landlord shall commence such restoration as soon as possible after such occurrence [but in no event later than sixty (60) days thereafter] and shall diligently pursue such repair or restoration to completion [which shall be not later than two hundred seventy (270) days after such occurrence]. In the event that such repair or restoration is not completed within two hundred seventy (270) days after such occurrence, Tenant may, at Tenant's option, terminate this Lease. Subject to the payment of proceeds by Tenant as expressly set forth in Section (b) below, under no circumstances shall Tenant be liable for any loss or damage, (excluding Tenant's property) including but not limited to damage to the Building or Leased Premises resulting from fire or other casualty.

     (b) If the damage or destruction referred to in Section (a) hereof amounts to at least twenty-five percent (25%) of the Building and occurs during the last three (3) years of the Term of this Lease or during the last three (3) years prior to any of Tenant's options to terminate, then and in such events, Landlord and Tenant shall have the right and option, to terminate this Lease effective as of the date of such happening; and any unearned rents paid in advance shall be refunded. Landlord shall not have the right to exercise the option under this Section during any period which shall be less than thirty-six (36) months and more than twelve (12) months prior to any such optional termination date if Tenant shall, within one (1) month after such happening, advise Landlord that Tenant will not exercise Tenant's option to terminate this Lease as of the next optional termination date thereunder, and further, Landlord shall have the right to exercise the option under this Section during any period which shall be twelve (12) months or less prior to any such optional termination date only if Tenant shall have theretofore exercised Tenant's option to terminate this Lease as of the next optional termination date. Notwithstanding any termination of the Lease by Tenant hereunder, Tenant shall provide Landlord with a sufficient amount of the proceeds of the insurance required to be maintained by Tenant under Article 20 hereof and such other proceeds which may be necessary to enable Landlord to reconstruct or repair the Building and/or improvements on the Leased Premises to their condition immediately prior to damage or destruction. In the event Tenant shall elect to cancel this Lease hereunder, any proceeds payable by Tenant to Landlord under this Section (b) shall be exclusive of the cost of improvements made by or on behalf of Tenant to the Leased Premises and/or Building. In the event Tenant shall elect not to cancel this Lease hereunder, Landlord and Tenant shall enter into a construction escrow agreement satisfactory to Landlord and Tenant appointing a third party as escrow agent to disburse such proceeds as Landiord's repair and reconstruction work progresses and to monitor the repair and reconstruction of the Building and improvements by Landlord.

     (c) If the fire or casualty is not an insurable casualty under Tenant's fire and extended coverage insurance, Landlord or Tenant may cancel this Lease upon notice to the other. Tenant may void Landlord's notice of termination by notifying Landlord within thirty (30) days after receipt of such notice of termination that Tenant shall provide Landlord with a sufficient amount of money necessary for Landlord to reconstruct ot repair the Building and/or improvements on the Leased Premises, as required by this Article 14. Landlord may void Tenant's notice of termination by notifying Tenant within thirty (30) days after receipt of such notice of termination that Landlord intends to reconstruct or repair the Building and/or Landiord's improvements on the Leased Premises as required by this Article 14, at Landiord's own cost and expense.

     (d) If required by statute, ordinance, governmental rule or regulation, Landlord, at Landiord's expense, shall cause the fire and sprinkler alarm system serving the Building to be monitored and maintained by a reputable alarm service company and/or the local fire department. Landlord shall provide Tenant with a copy of the above service contract prior to the delivery of possession of the Leased Premises to Tenant. Provided that Tenant has approved the alarm service company selected by Landlord, Tenant shall reimburse Landlord for governmentally required monitoring and maintenance services, including charges for dedicated phone lines, to the extent the same apply to the Leased Premises. To secure such reimbursement, Landlord shall submit to Tenant (300 VVilmot Road, Deerfield, Illinois 60015, Attention: Fixed Assets) a copy of the actual bill therefor together with a copy of the service contract pursuant to which such bill has been issued. Landlord shall be responsible for any costs incurred for permits, inspections and false alarms (except those caused by Tenant). Landlord shall, at Landlord's expense, install and maintain any phone line(s) required in connection with such fire and sprinkler alarm system.

LANDLORD'S RIGHT TO INSPECT

     15. Landlord may at reasonable times during Tenant's business hours, and after so advising Tenant, enter the Building for the purpose of examining and of making repairs required of Landlord under this Lease and during the last six (6) months of the Term may place the usual "For Rent" signs in the Leased Premises, but not so"@s to interfere with Tenant's business.

SURRENDER

     16. At the expiration or termination of this Lease, Tenant shall surrender immediate possession of the Leased Premises in good condition, subject to reasonable wear and tear, changes and alteration, damage by fire, casualty and the elements, and other repairs which are Landlord's obligation . Any holding over by Tenant shall not operate, except by written agreement, to extend or renew this Lease or to imply or create a new lease, but in such case Landlord's rights shall be limited to either the immediate termination of Tenant's occupancy or the treatment of Tenant's occupancy as a month to month tenancy, any custom or law to the contrary notwithstanding. Tenant shall repair damage caused by the removal of Tenant's fixtures and equipment.

DEFAULT AND REMEDIES

     17. (a) If any rent is due and remains unpaid for ten (10) days after receipt of notice from Landlord, or if Tenant breaches any of the other covenants of this Lease and if such other breach continues for thirty (30) days after receipt of notice from Landlord, Landlord shall then but not until then, as its sole legal remedies but in addition to its remedies in equity, if available, have the right (a) to sue for rent, (b) to re-enter without terminating this Lease, provided that Landlord shall use its best efforts to relet the Leased Premises for Tenant's account and otherwise to mitigate its damages (it being expressly understood that Tenant shall remain liable on a monthly basis for the difference between what Tenant's obligations under this Lease are and what Landlord actually collects, and further provided that-if Landlord elects to re-enter without terminating this Lease, this Lease shall nonetheless expire as of the next optional termination date as set forth in
Article 3[d]), or (c) to terminate this Lease and re-enter the Leased Premises; but if Tenant shall pay said rent within said ten (10) days, or in good faith within said thirty (30) days commence to correct such other breach, and diligently proceed therewith, then Tenant shall not be considered in default.

     (b) If Landlord shall from time to time fail to pay any sum or sums due to Tenant and if such failure continues for thirty (30) days after receipt of notice from Tenant, Tenant shall have the right and is hereby irrevocably authorized and directed to deduct such sum or sums from fixed and percentage rent and other sums due Landlord, together with interest thereon at the so-called prime rate charged from time to time by The First National Bank of Chicago, plus two per cent until fully reimbursed. If Landlord shall from time to time fail to perform any act or acts required of Landlord by this Lease and if such failure continues for thirty (30) days after receipt of notice from Tenant, Tenant shall then have the right, at Tenant's option, to perform such act or acts, in such manner as Tenant deems reasonably necessary, and the full amount of the cost and expense so incurred shall immediately be owing by Landlord to Tenant, and Tenant shall have the right and is hereby irrevocably authorized and directed to deduct such amount from fixed and percentage rent and other sums due Landlord, together with interest thereon at the so-called prime rate charged from time to time by The First National Bank of Chicago, plus two per cent until fully reimbursed. If Landlord shall in good faith within said thirty (30) days commence to correct such breach, and diligently proceed therewith to completion, then Landlord shall not be considered in default.

     (c) No delay on the part of either party in enforcing any of the provisions of this Lease shall be considered as a waiver thereof. Any consent or approval granted by either party under this Lease must be in writing and shall not be deemed to waive or render unnecessary the obtaining of consent or approval with respect to any subsequent act or omission for which consent is required or sought.

TITLE AND POSSESSION

     18. (a) Landlord covenants, represents and warrants that Landlord has entered into a contract to acquire fee simple legal title to the Leased Premises and has the right to enter into this Lease, that said entire property is now and shall be as of the date of Tenant's recording of a Memorandum of this Lease and a Ratification Agreement as below defined free and clear of all liens, encumbrances and restrictions, except for those items set forth on Exhibit "D" attached hereto and made a part hereof, none of which shall limit, interfere with or prohibit Tenant's use and occupancy of the Leased Premises or interfere with any of Tenant's rights under this Lease, and that upon paying the rents and keeping the agreements of this Lease on its part to be kept and performed, Tenant shall have peaceful and uninterrupted possession during the continuance of this Lease. Upon acquisition of fee title, Landlord shall execute an agreement in the form attached hereto as Exhibit "E", ratifying and adopting this Lease ("Ratification Agreement") and Landlord, at Landlord's expense, shall furnish Tenant evidence of Landiord's title and the status thereof as of the date of such acquisition and as of the date of the recordation of such Ratification Agreement. Such evidence shall be in form and substance reasonably satisfactory to Tenant and shall be delivered to Tenant no later than seven (7) business days prior to the date for delivery of possession as described in Section (a) of Article 4, and shall include, among other things, evidence that the Leased Premises and the Adjoining Property are properly zoned for general retail use, including the operation of a drug store with a drive-through pharmacy. Landlord shall also provide Tenant with an as-built survey of the Leased Premises drawn per ALTA standards and certified to Tenant.

     (b) If at the date of the recording of the Memorandum of this Lease or the Ratification Agreement, whichever is later, the Leased Premises, or any part thereof is subject to any mortgage, deed of trust or other encumbrance in the nature of a mortgage, which is prior and superior to this Lease, it is a further express condition hereof that Landlord shall thereupon furnish and deliver to Tenant, in form and substance reasonably acceptable to Tenant, an agreement executed by such mortgagee or trustee, either (i) making such mortgage, deed of trust or other encumbrance in the nature of a mortgage subject and subordinate to this Lease and to the leasehold estate created hereby and to all of Tenant's rights hereunder, or (ii) obligating such mortgagee or trustee and any successor thereto to be bound by this Lease and by all of Tenant's rights hereunder, provided that Tenant is not then in continued default, after notice, in the payment of rents or otherwise under the terms of this Lease.

     (c) It is understood and agreed that Tenant shall, in no event, be obligated to accept possession of the Leased Premises until the Landlord has complied with the provisions of this Article.

     (d) (i) If required by Landiord's institutional lender, Tenant shall subordinate the lien of this Lease to the lien of such mortgage encumbering the Leased Premises, so long as such lender simultaneously with such subordination and as a condition of the same, executes in recordable form a Subordination, Non-Disturbance and Attornment Agreement in form and substance acceptable to Tenant and agrees to be bound by all of the terms and conditions of this Lease. In the event of a conflict between the terms of such mortgage and the terms of this Lease, the terms of this Lease shall prevail.

     (ii) Landlord and Tenant agree to execute and deliver to the other within twenty (20) days from receipt of either party's written request, estoppel certificates in a form acceptable to the party to whom such request is made, which certificates shall include information as to any modification of this Lease, and to the best of Tenant's or Landlord's knowledge, whether or not the other party is in default of this Lease.

REAL ESTATE TAXES

     19. (a) Landlord, prior to the Rent Commencement Date, shall make a mailing address change on the property tax records so that as of the Rent Commencement Date the tax bill and tax notices for only the Leased Premises will be mailed to Tenant at the following address: Walgreen Co., 300 Wilmot Road, Deerfield, Illinois 60015, Attention: Tax Department. Prior to the date that the tax bill is mailed directly to Tenant pursuant hereto, Landlord, prior to delinquency, shall send to Tenant a copy of the tax bill for the Leased Premises if Tenant is obligated to pay for such taxes.

     (b) Upon receipt of the aforesaid tax bills, Tenant shall pay, when due and before delinquency, the ad valorem real estate taxes (including all special benefit taxes and special assessments but excluding so-called impact fees) levied and assessed against the Leased Premises, commencing with the Rent Commencement Date and continuing for the remainder of the Term. However, the ad valorem taxes levied or assessed for the year in which Tenant commences paying fixed rent shall be prorated between Landlord and Tenant so that Tenant shall pay only such part thereof as pertains to the period commencing on the Rent Commencementbate and ending December 31st bears to such entire tax year, and the ad valorem taxes levied or assessed for the year during which this Lease expires or is terminated shall be prorated between Landlord and Tenant so that Tenant shall pay only such part thereof as the period commencing on January lst and ending on the date this Lease expires or is terminated. Within thirty (30) days after payment of any such taxes, or as soon thereafter as receipt bills are available, Tenant shall furnish to Landlord photocopies of bills indicating such payments.

     If Landlord is required to pay to its lender a monthly escrow for taxes levied and assessed against the Leased Premises, Tenant shall pay to Landlord its pro rata share of such taxes on a monthly basis. At the end of each tax year for which said taxes are levied, Landlord shall furnish to Tenant a statement from its lender and a copy of the paid tax bill as furnished to Landlord by its lender, and any overage paid by Tenant to Landlord shall be reimbursed to Tenant and any shortage shall be paid to Landlord.

     (c) Tenant shall have the right, and is hereby irrevocably authorized and directed to deduct and retain amounts payable under the provisions of this Article from additional percentage rents payable under Section (b) of Article 2 for such tax year, or in the alternative, if such taxes for any tax year are payable after percentage rents under Section (b) of Article 2 for such tax year are payable, then Tenant shall have no liability under this Article to the extent of such percentage rents paid for such tax year. In such event, Landlord shall refund to Tenant the amount of such overpayment of percentage rent.

     (d) All special benefit taxes and special assessments shall be spread over the longest time permitted and Tenant's liability for installments of such special benefit taxes and special assessments not yet due shall cease upon the expiration or termination of this Lease. In no event shall Tenant be obligated to pay any impact fees whether or not billed by the taxing authority as a special benefit tax or a special assessment.

     (e) (i) Tenant shall have the right to contest the validity or the amount of any tax or assessment levied against the Leased Premises or any improvements thereon, provided that Tenant shall not take any action which will cause or allow the institution of foreclosure proceedings against the Leased Premises. Landlord shall cooperate in the institution of any such proceedings to contest the validity or amount of real estate taxes and will execute any documents required therefor.

     (ii) Landlord covenants and agrees that if there shall be any refunds or rebates on account of any tax, governmental imposition or levy paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any such refunds or rebates which shall be received by Landlord shall be held in trust for the benefit of Tenant and shall be forthwith paid to Tenant. Landlord shall, on request of Tenant, sign any receipt which may be necessary to secure the payment of any such refund or rebate, and shall pay over to Tenant such refund or rebate as received by Landlord.

INSURANCE

     20. Commencing with the Initial Term, Tenant shall carry an all risk fire and extended coverage insurance policy covering the Building and the other improvements constructed by Landlord on the Leased Premises to the extent of not less than one hundred percent (100%) pf the full insurable value, less foundations, with companies which are authorized to do business in the State of New Mexico and are governed by the regulatory authority which establishes maximum rates in the vicinity. Tenant, upon request of Landlord's lender, shall also carry earthquake and/or flood damage insurance to the same extent as may be acceptable to Tenant and as customary for all risk coverage. Tenant shall also procure and continue in effect public liability and property damage insurance with respect to the operation of the Leased Premises (and also covering that portion of the adjoining property used by Tenant for ingress and egress). Such public liability insurance shall cover liability for death or bodily injury in any one accident, mishap or casualty in a sum of not less than One Million Dollars ($1,000,000.00), and shall cover liability for property damage in one accident, mishap or casualty in the amount of not less than One Hundred Thousand Dollars ($100,000.00). Tenant agrees to name the owner of the adjoining property as an additional insured under such policy in compliance with the provisions of the Declaration. The proceeds from Tenant's casualty insurance shall be paid and applied only as set forth in Article 14 hereof. Any insurance carried or required to be carried by Tenant pursuant to this Lease may, at Tenant's option, be carried under an insurance policy(ies), self-insurance or pursuant to a master policy of insurance or so-called blanket policy of insurance covering other locations of Tenant or its corporation affiliates, or any combination thereof; provided, however, that in the event Tenant carries any of such insurance under any policy, Tenant shall have the right and is hereby irrevocably authorized and directed to deduct and retain the amounts of said premiums in any lease year from percentage rents payable under Section (b) of
Article 2 for such lease year, provided such premiums are at market rates and excludes premiums for Tenant's personal property. From time to time and upon request from Landlord to Tenant's Tax Department, 300 Wilmot Road, Deerfield, Illinois 60015, Tenant shall cause to be issued to Landlord a current Certificate of Insurance naming Landlord as additional insured under Tenant's casualty insurance policy.

     Notwithstanding the foregoing, Tenant may self-insure only so long as the consolidated net worth of Walgreen Co. is not less than Three Hundred Million Dollars ($300,000,000.00). Proceeds of self-insurance shall be paid to the same extent as would an all risk fire and extended coverage insurance policy issued by a reputable insurance company authorized to do business in the State of New Mexico and which is governed by the regulatory authority which establishes maximum rates in the vicinity (such as Hartford Casualty Insurance Company or such other insurer as Landlord's lender may designate from time to time by notice to Landlord and Tenant), with such endorsements as Landlord's lender would normally require with respect to such a policy covering property serving as collateral for a loan by Landlord's lender. On Landiord's request, Tenant will deliver to Landlord written confirmation of the coverage in a letter or certificate of insurance.

MUTUAL INDEMNITY

     21. Except for loss, cost and expense caused by fire or other casualty, Landlord and Tenant shall each indemnify and hold harmless the other against and from any and all loss, cost and expense resulting from their own respective negligent acts and omissions or the negligent acts and omissions of their respective employees in the course of their employment.

CONDEMNATION

     22. If the entire Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings, Landlord or Tenant may terminate this Lease as of the date when possession of the Leased Premises is taken. If a portion of the Leased Premises shall be taken under eminent domain or by reason of condemnation and if in the opinion of Tenant, reasonably exercised, the remainder of the Leased Premises are no longer suitable for Tenant's business, this Lease, at Tenant's option, to be exercised by notice to Landlord within sixty (60) days of such taking, shall terminate; any unearned rents paid or credited in advance shall be refunded to Tenant. If this Lease is not so terminated, Landlord forthwith and with due diligence, shall restore the Leased Premises. Until so restored, fixed rent shall abate to the extent that Tenant shall not be able to conduct business, and thereafter fixed rent for the remaining portion of the Term shall be proportionately reduced.

     Tenant shall be entitled to the award in connection with any condemnation insofar as the same represents compensation for or damage to Tenant's fixtures, equipment, leasehold improvements or other property, moving expenses as well as the loss of leasehold (i.e. the unexpired balance of the lease Term immediately prior to such taking). Landlord shall be entitled to the award insofar as same represents compensation for or damage to the fee remainder. Any mortgagee of Landlord shall be compensated out of Landlord's award.

     For the purposes of this Article, the term "condemnation or under eminent domain proceedings" shall include conveyances and grants made in anticipation of or in lieu of such proceedings.

BROKERAGE

     23. Landlord and Tenant represent that they have dealt with no broker or agent with respect to this Lease. Landlord hereby indemnifies and saves and holds Tenant harmless against any claims for brokerage commissions or compensation or other claims of any kind (including reasonable attorney's fees and costs) arising out of the negotiation and execution, of this Lease or Tenant's interest or involvement with respect to the Leased Premises.

PREVAILING PARTY

     24. In the event of litigation between Landlord and Tenant in connection with this Lease, the reasonable attorneys'fees and court costs incurred by the party prevailing in such litigation shall be borne by the nonprevailing party.

NOTICES

     25. All notices hereunder shall be in writing and sent by United States certified or registered mail, postage prepaid, or by overnight delivery service providing proof of receipt, addressed if to Landlord, to the place where rent checks are to be mailed, and if to Tenant, to 200 Wilmot Road, Deerfield, Illinois 60015, Attention: Law Department, and a duplicate to the Leased Premises, provided that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt or upon refusal to accept delivery.

RIGHT OF FIRST REFUSAL

     26. (a) From and after the date that is Ten (10) years after the date of this Lease, in the event that Landlord shall receive a Bona Fide Offer to purchase the Leased Premises at any time and from time to time during the Term of this Lease or any extensions thereof from any person or entity, Landlord shall so notify Tenant (Attn: Law Department with a duplicate notice to the Real Estate Department) together with a true and correct copy of said Bona Fide Offer. For purposes hereof, a "Bona Fide Offer" shall be deemed to be one made in writing by a person or entity that is not related or affiliated with Landlord (or any of Landiord's Partners or principal owners) in which Landlord intends to accept (subject to this Article). Tenant may, at Tenant's option and within ten
(10) working days after receipt of Landiord's notice of said Bona Fide Offer and receipt of a copy thereof, offer to purchase the Leased Premises at the price and upon the terms and conditions as are contained in said Bona Fide Offer, in which event, Landlord shall sell the Leased Premises to Tenant upon said terms and conditions and that said price; furthermore, in such event, Landlord shall convey the Leased Premises to Tenant by warranty deed. Landlord covenants that it shall accept no such Bona Fide Offer or convey the premises until it has complied with the terms of this Article. Any conveyance of the Leased Premises made in the absence of full satisfaction of this Article shall be void. Tenant may enforce this Article, without limitation, by injunction, specific performance or other equitable relief.

     (b) Tenants election not to exercise any right of first refusal as provided for in this Article 26 shall not prejudice Tenant's rights hereunder as to any future Bona Fide Offer. The terms and conditions contained in this Article 26 shall be binding upon the heirs, successors and/or assigns of Landlord.

TRANSFER OF TITLE

     27. (a) In the event that Landlord conveys its interest in the Leased Premises to any other person or entity, Tenant shall have no obligation to pay rents or any other charges under this Lease to any such transferee until Tenant has been notified of such conveyance and has received satisfactory evidence of such conveyance together with a written direction from such transferee as to the name and address of the new payee of rents and other charges. It is understood and agreed that Tenant's withholding of rent and other charges until its receipt of such satisfactory evidence shall not be deemed a default under this Lease.

     (b) In the event Landlord sells its interest in the Leased Premises, Landlord shall be relieved of any and all liability under any of Landlord's covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission occurring thereafter, and the assignee or purchaser at any such sale or any subsequent sale of the Leased Premises or assignment of this Lease, shall be deemed without any further agreement between the parties and any such assignee or purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

RENT TAX

     28. In the event that any governmental authority imposes a tax, charge, assessment or other imposition upon tenants in general which is based upon the rents payable under this Lease, Tenant shall pay the same to said governmental authority or to Landlord if Landlord is responsible to collect the same (in which case Landlord shall remit the same in a timely manner and, upon request of Tenant, evidence to Tenant said remittance). Tenant is hereby authorized and directed to deduct the amount of such taxes, charges, assessments or impositions from additional percentage rents payable under Section (b) of Article 2 for such lease year or, in the alternative, in the event that such imposition or a portion thereof is due after percentage rents, payable under Section (b) of
Article 2 have been paid, Tenant shall have no liability under this Article to the extent that percentage rents for said lease year have been paid. Nothing contained herein shall be deemed to obligate Tenant with respect to any income, inheritance or successor tax or imposition.

MISCELLANEOUS

     29. (a) Captions of the several Articles contained in this Lease are for convenience only and do not constitute a part of this Lease and do not limit, affect or construe the contents of such Articles.

     (b) If any provision of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     (c) If the Landlord is comprised of more than one person or entity, the obligations imposed on Landlord under this Lease shall be joint and several.

     (d) All provisions of this Lease have been negotiated by both parties at arm's length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof.

     (e) This instrument shall merge all undertakings between the parties hereto with respect to the Leased Premises and shall constitute the entire lease unless otherwise hereafter modified by both parties in writing.

     (f) This instrument shall also bind and benefit, as the case may require, the heirs, legal representatives, assigns and successors of the respective parties, and all covenants, conditions and agreements herein contained shall be construed as covenants running with the land. This instrument shall not become binding upon the parties until it shall have been executed and delivered by both Landlord and Tenant.

     (g) Landlord has been afforded a full and fair opportunity to seek advice from legal counsel and Landlord acknowledges that Tenant's attorney represents Tenant and not Landlord.

     (h) Notwithstanding any provision of this Lease to the contrary, the Term shall commence, if at all, not later than twenty-one (21) years after the date of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, under seal, as of the day and year first above written.


WALGREEN HASTINGS CO.         CAP II


By________________________              By:     Peterson Properties Real
     Vice President                     Estate Services, Inc., Managing
                                        General Partner

                                        James A. Peterson
                                        ________________________________
                                        James A. Peterson,
                                        President

Attest:                                 By: Steven Johnson Development,
                                        L.L.C., General Partner

                                        Steve Johnson
_________________________               ________________________________
     Assistant Secretary                Steve Johnson,
                                        Managing Member


Witnesses:                              Witnesses:

_________________________               ________________________________


_________________________               ________________________________



STATE OF ILLINOIS)
                 )SS
COUNTY OF LAKE   )

     On this 29th day of March 1996, before me appeared Alan Resnick, to me personally known, who, being by me duly sworn, did say that he is the Vice President of WALGREEN HASTINGS CO., a Nebraska corporation, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and said Vice President, acknowledged said instrument to be the free act and deed of said corporation.

SEAL
                                        Elena Kraus
                                      ________________________________
                                        (Signature)

                                      ________________________________
                                        (Title)

                                      (My commission expires_________)


 STATE 0F NEW MEXICO)
                    )SS
COUNTY OF BERNALILLO)

     On this 19th day of March 1996, before me appeared James A. Peterson, President of Peterson Properties Real Estate Services, Inc., and Managing General Partner of CAP II, a New Mexico general partnership, and signed said instrument on behalf of said corporation and said general partner acknowledged said instrument to be the free act and deed of said partnership.

Seal
                                        Colleen McGrath
                                      ________________________________
                                        (Signature)

                                        Notary Public
                                      ________________________________
                                        (Title)

                                      (My commission expires 10/18/97)


 STATE 0F NEW MEXICO)
                    )SS
COUNTY OF BERNALILLO)

     On this 19th day of March 1996, before me appeared Steven Johnson, Managing Member of Steve Johnson Development, L.L.C. and General Partner of CAP II, a New Mexico general partnership, and signed said instrument on behalf of said corporation and said general partner acknowledged said instrument to be the free act and deed of said partnership.

Seal
                                        Colleen McGrath
                                      ________________________________
                                        (Signature)

                                        Notary Public
                                      ________________________________
                                        (Title)

                                      (My commission expires 10/18/97)



                                  EXHIBIT 10.9

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND A13SUMPTION AGREEMENT ("Agreement") is entered into as of the day of June, 1996, by and between C.A.P. II, a New Mexico general partnership ("Assignor") and WESTLAND DEVELOPMENT CO., INC., a New Mexico corporation ("Assignee").

RECITALS:

     WHEREAS, pursuant to that certain Real Estate Purchase Agreement for the Purchase of Non-Residential Real Property ("Purchase Agreement"), dated April 3, 1996, between Assignor and Assignee, covering that certain real property more particularly described on Exhibit "All attached hereto and by this reference incorporated herein ("Real Property"), Assignor is concurrently, with the execution of this Agreement, conveying to Assignee all of its right, title and interest in and to said Real Property; and

     WHEREAS, pursuant to the aforesaid Purchase Agreement and in connection with the conveyance by Assignor of its interest in said Real Property to Assignee, the parties are executing this Agreement.

     NOW, THEREFORE, in consideration of the above premises, the mutual covenants hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Subject to the rights and interests granted to Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation ("Lender"), in connection with a loan from Lender to Assignor to finance the construction of certain improvements on the Real Property, which loan Assignee has or will assume pursuant to the aforesaid Purchase Agreement, Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in and to all contracts and agreements relating to the financing, construction, development, lease or use of all or a portion of the Real Property or the improvements thereon and all governmental licenses or permits obtained for the construction of such improvements ("Instruments"), specifically including, but not limited to the Instruments described on Exhibit "B" attached hereto and by this reference incorporated herein.

     2. Assignor hereby represents and warrants that as of the date hereof, to the best of Assignor's actual knowledge, no default by any party to any of the aforesaid Instruments exists thereunder and no circumstance or condition which with the giving of notice or the passage time, or both, would constitute such a default.

     3 Assignee hereby accepts the foregoing assignment, and, in addition, expressly assumes and agrees to keep, perform and f ulf ill all of the terms, covenants, obligations and conditions required to be kept, performed and fulfilled by Assignor from and after the date hereof under or with respect to the aforesaid Instruments.

     4. Assignor hereby agrees to indemnify, defend, and hold harmless Assignee from and against any and all liability, loss, cost, damage, or expenses (including without limitation, attorneys, fees and costs) directly or indirectly arising out of or related to the failure of Assignor to perform the obligations of the Assignor under the aforesaid Instruments arising prior to the date hereof.

     5. Assignee hereby agrees to indemnify, defend and hold harmless Assignor and any guarantors of the obligations of Assignor from and against any and all liability, loss, cost, damage or expense (including, without limitation, attorney's fees and costs) directly or indirectly arising out of or related to the failure of Assignee to perform the obligations under the aforesaid Instruments assumed by Assignee hereunder arising from and after the date hereof.

     6. Assignor and Assignee each hereby represent and warrant to the other that it has full right and lawful authority to execute and deliver this Agreement.

     7. Assignor and Assignee each hereby agree to execute, acknowledge, and deliver any other documents, instruments or materials reasonably necessary or appropriate to effect the assignment and assumption contemplated by this Agreement.

     8. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors and assigns.

     9. This Agreement may be executed in a number of identical counterparts. If so executed, each such counterpart is to be deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement, but for the purpose of proving the existence of this Assignment and Assumption of Lease it shall not be necessary to produce or account for more than one such counterpart except for the purpose of demonstrating that any party is a signatory thereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ASSIGNOR:      C . A . P . I I , a New general partnership

               By:   Peterson Properties Real Estate
               Services,       Inc., a New     Mexico
               corporation,    Managing        General
               Partner


               By: James A. Peterson
                   __________________________________
                   James A. Peterson, President

               By: Steve Johnson Development Ltd.
                   Liability Co., a New Mexico limited
                   liability company, General Partner

                  Steven A. Johnson
              By: ___________________________________
                  Steven J. Johnson, Managing Member


ASSIGNEE:       WESTLAND DEVELOPMENT CO., INC., a New Mexico corporation

                  Barbara Page
              By: ___________________________________

                  Name:______________________________
                         President and CEO
                  Title:_____________________________

ACKNOWLEDGMENTS


 STATE OF NEW MEXICO)
                    )SS
COUNTY OF BERNALILLO)

     This instrument was acknowledged before me on June 19, 1996, by James A. Peterson, President of Peterson Properties Real Estate Services, Inc., Managing General Partner of C.A.P. II, a New Mexico general partnership, on behalfof said partnership.

                                             Betty L. Peterson
                                             _______________________________
                                             Notary Public
My commission expires:
February 16, 1997                            OFFICIAL SEAL
_____________________


 STATE OF NEW MEXICO)
                    )SS
COUNTY OF BERNALILLO)

     This instrument was acknowledged before me on June 19, 1996, by Steven J. Johnson, Managing Member of Steve Johnson Development Ltd. Liability Co., General Partner of C.A.P. II, a New Mexico general partnership, on behalf of said partnership.

                                             Betty L. Peterson
                                             _______________________________
                                             Notary Public
My commission expires:
February 16, 1997                            OFFICIAL SEAL
_____________________


 STATE OF NEW MEXICO)
                    )SS
COUNTY OF BERNALILLO)

     This instrument was acknowledged before me on June 14, 1996 by Barbara Page, President and CEO of Westland Development Coq, Inc., a New Mexico corporation, on behalf of said corporation.

                                             Robert S. Simon
                                             _______________________________
                                             Notary Public
My commission expires:
May 15, 1998                                 OFFICIAL SEAL
_____________________


                                  EXHIBIT "A"

                        DESCRIPTION OF THE REAL PROPERTY

     Tract lettered 'IF" of Tracts lettered "All through 'IF", inclusive, Hubbell Plaza, City of Albuquerque, as the same is shown and designated on the Replat of said Addition, filed in the Office of the County Clerk of Bernalillo County, New Mexico, on August 15, 1986, in Plat Book C31, Folio 75.


                                  EXHIBIT "B"


     1 Lease dated March 19, 1996, between C.A.P. II, a New Mexico general partnership, as Landlord, and Walgreen Hastings Co., a Nebraska corporation, as Tenant.

     2. Memorandum of Lease dated March 19, 1996, between C.A.P. II, a New Mexico general partnership, as Landlord, and Walgreen Hastings Co., a Nebraska corporation, as Tenant, recorded April 17, 1996 in Book 96-11, Pages 296-304, Records of Bernalillo County, New Mexico.

     3. Ratification Agreement by C.A.P. II, a New Mexico general partnership, recorded April 17, 1996 in Book 96-11, Pages 305307, Records of Bernalillo County, New Mexico.

     4. Mortgage dated April 17, 1996 by C.A.P. II, a New Mexico general partnership, to Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation, recorded April 17, 1996 in Book 96-11, pages 292-295, Records of Bernalillo County, New Mexico.

     5. Construction Line of Credit (promissory note) in the original principal sum of $2,490,000.00 dated April 16, 1996 by C.A.P. II, a New Mexico general partnership, to Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation.

     6. Agreement between owner and Architect for Professional Services dated March 28, 1996, between C.A.P. II, as Owner, and George Rainhart & Associates, as Architect.

     7. Standard Form of Agreement Between owner and Contractor dated March 28, 1996, between C.A.P. II, a New Mexico general partnership, as Owner, and Wilger Enterprises, Inc., as Contractor.

     8. Assignment of Architect's Contract dated April 17, 1996 by C.A.P. II, a New Mexico general partnership, to Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation.

     9. Assignment of Construction Contracts dated April 17, 1996 by C.A.P. II, a New Mexico general partnership, to Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation.

     10. Assignment (of Lease between C.A.P. II and Walgreen Hastings Co., as described in item 1 above) dated April 17, 1996 by C.A.P. II, a New Mexico general partnership, to Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation, and Acknowledgement of Assignment by Walgreen Hastings Co.

     11. Non-disturbance Agreement dated May 15, 1996 by Western Bank, Albuquerque, New Mexico, a New Mexico state banking corporation, in favor of Walgreen Hastings Co., a Nebraska corporation, recorded May 20, 1996, in Book 96-14, Pages 11291130, Records of Bernalillo County, New Mexico.

     12. Financing Statement dated April 16, 1996 by C.A.P. II in favor of Western Bank (covering assignment of Walgreen Hastings Lease described in item 1 above).

     13. Median Access Agreement dated April 25, 1996, between C.A.P. II, a New Mexico general partnership, and South Coors Limited Partnership, a New Mexico limited partnership, recorded May 1, 1996 in Book 96-12, Pages 5619-5629, Records of Bernalillo County, New Mexico.

     14. Drainage Covenant dated May 31, 1996, between C.A.P. II, a New Mexico general partnership, and the City of Albuquerque.